SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                          (Amendment No. _____)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

        [   ]   Preliminary Proxy Statement
        [   ]   Confidential, for Use of the Commission Only (as
                permitted by Rule 14a-6(e)(2))
        [ X ]   Definitive Proxy Statement
        [   ]   Definitive Additional Materials
        [   ]   Soliciting Material Pursuant to ss.240.14a-11(c) or
                ss.240.14a-12

                           Surety Capital Corporation
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-
        6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies: _________________________________________________

	(2)	Aggregate number of securities to which transaction
                applies: _________________________________________________

	(3)	Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________

        (4)     Proposed maximum aggregate value of transaction: _________

        (5)     Total fee paid: __________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid: __________________________________

        (2)     Form, Schedule or Registration Statement No.: ____________

        (3)     Filing Party: ____________________________________________

        (4)     Date Filed: ______________________________________________

                          SURETY CAPITAL CORPORATION
                             1501 Summit Avenue
                          Fort Worth, Texas  76102
                             __________________

                   Notice of Annual Meeting of Stockholders
                          To Be Held July 12, 2000
                             __________________

To the Stockholders of
SURETY CAPITAL CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Surety Capital Corporation, a Delaware corporation (the "Company"), will be held at 4:00 p.m. local time at Surety Bank, National Association, 1501 Summit Avenue, Fort Worth, Texas 76102, on Wednesday, July 12, 2000, for the following purposes:

             1. To elect the eight (8) persons listed in the Proxy Statement dated June 9, 2000, accompanying this Notice, to serve as Directors of the Company;

             2. To consider and act upon the ratification of the appointment of Fisk & Robinson, P.C. as the Company's independent public accountants for the 2000 fiscal year; and

             3. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment(s) thereof.

        The Board of Directors has fixed the close of business on May
15, 2000 as the Record Date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for inspection at the offices of the Company in Fort Worth, Texas, during regular business hours for a period of ten days before the meeting.

        All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy and to return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the meeting and withdrawing the proxy.

                                        By Order of the Board of Directors,

                                        /s/ Lloyd W. Butts
                                        ------------------------------
                                        Lloyd W. Butts, President

Fort Worth, Texas
June 9, 2000

                         SURETY CAPITAL CORPORATION
                             1501 Summit Avenue
                          Fort Worth, Texas  76102

                              PROXY STATEMENT
                                    for
                      ANNUAL MEETING OF STOCKHOLDERS
                       To be Held on July 12, 2000


                              INTRODUCTION

        This Proxy Statement is furnished to the stockholders of Surety Capital Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 4:00 p.m. local time at Surety Bank, National Association, 1501 Summit Avenue, Fort Worth, Texas 76102, on Wednesday, July 12, 2000 and at any adjournment or adjournments thereof. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company prior to the meeting and not revoked.
The approximate date on which this Proxy Statement and the accompanying proxy card are being sent to stockholders is June 9, 2000.

                          REVOCABILITY OF PROXY

        Your proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the meeting and withdrawing the proxy. Your attendance at the meeting will not constitute automatic revocation of the proxy.

                    ACTION TO BE TAKEN AT THE MEETING

        The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (1) for the election as directors of the nominees listed under "Election of Directors,"
(2) for the ratification of the appointment of Fisk & Robinson, P.C. as the Company's independent public accountants for the 2000 fiscal year, and (3) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any postponements or adjournments thereof.

        Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

                     PERSONS MAKING THE SOLICITATION

        The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company.

                  OUTSTANDING SHARES AND VOTING RIGHTS

        The Board has fixed the close of business on May 15, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual
Meeting. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. At the close of business on the Record
Date, there were 5,895,235 shares of common stock, $0.01 par value (the "Common Stock"), of the Company issued and outstanding.

                           QUORUM AND VOTING

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the Record Date. At all meetings of the stockholders, except where the provision is made by law or by the Company's Certificate of Incorporation or Bylaws, all matters shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereon. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal other than the election of directors as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                          BOARD OF DIRECTORS

        It is the primary responsibility of the Company's Board of Directors to oversee the management of the business of the Company and its subsidiary, Surety Bank, National Association
(the "Bank"). To assist in carrying out its responsibilities, the Board of Directors has established two standing committees which are described below.

        Audit Committee:  The members of the Audit Committee are
William B. Byrd, Margaret E. Holland, Michael L. Milam, Garrett
Morris and Cullen W. Turner, who serves as chairman.

        Included among the functions performed by the Audit Committee are (i) meeting with the independent public accountants of the Company to review the annual audit and its results, (ii) implementing internal audit controls and procedures of the Company and the Bank, and (iii) making recommendations to the Board as to the engagement of the independent public accountants of the Company. The Audit Committee did not meet separately in 1999, and met once in connection with a meeting of the Board of Directors.

        Compensation Committee:  The members of the Compensation
Committee are William B. Byrd, Cullen W. Turner and Margaret E.
Holland, who serves as chairman.

        Included among the functions performed by the Compensation Committee are (i) the administration of the Company's 1988, 1995 and 1998 Incentive Stock Option Plans, the 1996 Stock Option Plan for Directors, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors and the 1997 Non-Qualified Stock Option Plan for Officers and Key Employees, (ii) ensuring the reasonableness and appropriateness of senior management compensation arrangements and levels, and (iii) overseeing director compensation arrangements. (See "EXECUTIVE COMPENSATION AND
OTHER INFORMATION: Option Exercises and Holdings" and "BOARD OF
DIRECTORS: Directors' Fees and Compensation.") The Compensation Committee did not meet separately in 1999, and met once in connection with a meeting of the Board of Directors.

Directors' Fees and Compensation

        In February 1997 the Company began to hold combined meetings of the Board and the Bank Board. In January and February 1999
the Bank paid each director $1,000, and effective March 1, 1999 the Bank pays each director $500 for attendance at each combined meeting. The total amount paid as directors' fees in the fiscal year ended December 31, 1999 was $72,000.

        The Company has adopted the 1996 Stock Option Plan for Directors (the "1996 Directors Plan") and the 1997 Non-
Qualified Stock Option Plan for Non-Employee Directors (the
"1997 Directors Plan").  Under the 1996 and 1997 Directors
Plans an aggregate of 250,000 shares of Common Stock of the Company were set aside for issuance pursuant to the exercise of options granted thereunder, of which 200,000 shares are subject to outstanding options and 44,000 shares remain available for grant. The 1996 Directors Plan is a formula plan pursuant to which annual options are automatically granted to directors of the Company who are not employees of the Company or the Bank at fair market value. All options under the 1996 Directors Plan are non-qualified stock options, and vest one year following the date of grant. On the first business day of calendar each year, each non-employee director is automatically granted an option to purchase 2,000 shares of Common Stock of the Company at 100% of fair market value on the grant date. In 1999 each non-employee director of the Company received an option to purchase 2,000 shares of Common Stock of the Company at an exercise price of $2.125 per share. The 1997 Directors Plan provides for the one time grant of 25,000 non-qualified stock options to directors of the Company who were not employees of the Company or the Bank at fair market value. In 1997 each non-employee director of the Company received an option to purchase 25,000 shares of Common Stock of the Company at exercise prices ranging from $4.18 to $5.375 per share. These options vest over five years.

Attendance at Board and Committee Meetings

        During fiscal year 1999 there were sixteen (16) meetings of the Board and no separate meetings of the Audit Committee or of the Compensation Committee. Each director attended at least 75% of the total number of meetings of the Board and each committee of the Board of which he or she was a member during fiscal year 1999.

                             PROPOSAL NO. 1:
                         ELECTION OF DIRECTORS

        The bylaws of the Company provide that the Board shall consist of such number of directors as shall be determined by resolution of the Board. By a resolution adopted by the Board on May 1, 2000, the number of directors comprising the Board was set at eight (8). The Board has nominated the eight (8) individuals named below to serve as directors of the Company.

        Names of the nominees for directors and other information about them appears in the following table. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board. However, the Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.

        Name                    Age             Position
Charles M. Ireland              52      Chairman of the Board, Chief
                                        Executive Officer and Director
Lloyd W. Butts                  59      President and Director
Richard N. Abrams               58      Director
William B. Byrd                 68      Director
Margaret E. Holland             47      Director
Michael L. Milam                47      Director
Garrett Morris                  84      Director
Cullen W. Turner                59      Director

        The business experience of each of these directors and executive officers during the past five (5) years is set forth below:

        Charles M. Ireland has served as Chairman of the Board and Chief Executive Officer of the Company since September 1999, and has served as a director of the Company since August 1999. Mr. Ireland has also served as President of the Bank since July 1999, and has served as a director of the Bank since August 1999. He was previously employed by Landmark Bank from August 1997 to July 1999, most recently as Senior Vice President/Senior Lender in its Denison, Texas banking facility. From December 1985 to July 1997 Mr. Ireland served as a Senior Vice President of NationsBank, Texas N.A.

	Lloyd W. Butts has served as President and as a director of the Company since September 1999. Mr. Butts has also served as Vice Chairman and as a director of the Bank since September 1999. He previously served as Senior Vice President of the Bank from December 1994 to September 1999. Mr. Butts was previously President, Chief Executive Officer and a director of First
National Bank, Whitesboro, Texas from its formation in 1984 until its merger with and into the Bank in December 1994.

        Richard N. Abrams has served as a director of the Company since May 2000. He has served as Chairman of the Board and Chief Executive Officer of Funeral Financial Systems, Ltd. (a factor to the funeral industry) since August 1985 and of Executive Offices, Ltd. (a shared office building) since October 1986, and as Chairman of the Board of Funeraleasing, Ltd. (a leasing company for the funeral industry) since December 1998 and of EZFunerals.net (a business to business internet company) since February 2000. Mr. Abrams is a certified public accountant. Mr. Abrams has served as a director of the Bank since March 2000.

        William B. Byrd has served as a director of the Company since April 1993. He has been involved in personal investment activities, real estate brokerage and management, and ranching for the past five years. Mr. Byrd has served as a director of the Bank since January 1994.

        Margaret E. Holland has served as a director of the Company since September 1997. She has been a partner in the law firm of Holland, Johns & Schwartz, L.L.P. (formerly Tracy & Holland,
L.L.P.) since October 1992. Ms. Holland has served as a director of the Bank since September 1997.

        Michael L. Milam has served as a director of the Company since May 1994. He has been president of Dallas Fire Insurance Company, a licensed Texas stock insurance company, since December 1988. Mr. Milam has served as a director of the Bank since May 1994.

        Garrett Morris has served as a director of the Company since May 1994. He has been a practicing attorney since 1942. Mr.
Morris has served as a director of the Bank since May 1994.

        Cullen W. Turner has served as a director of the Company since March 1987. He has been involved in personal investment activities for the past five years. Mr. Turner has served as a director of the Bank since December 1993.

        No family relationships exist among the executive officers and directors of the Company.

        No director presently holds any other directorships in companies with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15 of that act.

        The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the election of directors. Assuming the receipt by each such person of the affirmative vote of at least a majority of the shares of Common Stock represented at the Annual Meeting, the eight (8) persons receiving the greatest number of votes will be elected as directors.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
ELECTION AS DIRECTORS OF THE EIGHT (8) PERSONS NAMED UNDER
"PROPOSAL NO. 1: ELECTION OF DIRECTORS."

                              PROPOSAL NO. 2:
        APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

	Subject to approval by the stockholders, the Board has selected Fisk & Robinson, P.C. as independent public accountants of the Company for its fiscal year ending December 31, 2000.
Fisk & Robinson, P.C. has acted in such capacity for the Company since June 1999 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Company, other than as independent public accountants.

	Representatives of Fisk & Robinson, P.C. will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

	The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the approval of the appointment of Fisk & Robinson, P.C. as independent public accountants of the Company for its fiscal year ending December 31, 2000.

	THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
APPROVAL OF THE APPOINTMENT OF FISK & ROBINSON, P.C. AS
INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR ITS FISCAL YEAR
ENDING DECEMBER 31, 2000.

                      ACTION TO BE TAKEN UNDER THE PROXY

        The accompanying proxy will be voted "FOR" the election of the eight (8) persons recommended by the Board and named under "PROPOSAL NO. 1: ELECTION OF DIRECTORS" as nominees for directors of the Company and "FOR" approval of the appointment of Fisk & Robinson, P.C. as the independent accountants of the Company for its fiscal year ending December 31, 2000, unless the proxy is marked in such an manner as to withhold authority to so vote.

        The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof. Management knows of no other matters to be considered at the Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed advisable, vote to adjourn the meeting from time to time.

                               STOCK OWNERSHIP

By Management

        The following table shows beneficial ownership of shares of Common Stock of the Company by all current directors, nominees for director and executive officers of the Company named under the caption "EXECUTIVE COMPENSATION AND OTHER INFORMATION," individually, and, together with all current executive officers of the Company as a group, as of May 1, 2000:

______________________________________________________________________________
                                Amount and
Name of Individual              Nature of
or Number of                    Beneficial              Percent
Persons In Group                Ownership (1)           of Class (2)
------------------------------------------------------------------------------
Charles M. Ireland              11,250 shares (3)       *
Lloyd W. Butts                  15,750 shares (4)       *
John D. Blackmon                 2,000 shares (5)       *
Richard N. Abrams              516,800 shares (6)       8.77%
William B. Byrd                 43,050 shares (7)       *
Margaret E. Holland             30,500 shares (8)       *
Michael L. Milam                76,250 shares (9)       1.29%
Garrett Morris                  50,750 shares (10)      *
Cullen W. Turner               186,600 shares (11)      3.15%
All directors and              932,950 shares (12)      15.55%
executive officers as
a group (9 persons)
-----------------------------

*	Less than 1% of all the issued and outstanding shares of
Common Stock.

        (1) Based on information furnished by persons named and, except as otherwise indicated below, each person has sole voting and dispositive power with respect to all shares of Common Stock owned by such person.

        (2) Based on 5,895,235 shares of Common Stock issued and outstanding at May 1, 2000, as adjusted for shares convertible or exercisable within sixty (60) days which are deemed outstanding for a specific stockholder pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

        (3) Includes 11,250 shares of Common Stock owned of record. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION: Option
Exercises and Holdings.")

        (4)     Includes 15,750 shares of Common Stock owned of record.

        (5)     Includes 2,000 shares of Common Stock owned of record.

        (6) Includes 440,000 shares of Common Stock owned of record and 76,800 shares of Common Stock owned by Mr. Abrams' son.

        (7) Includes 22,050 shares of Common Stock owned of record; 6,000 shares of Common Stock which Mr. Byrd has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company; and 15,000 shares of Common Stock which Mr. Byrd has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and
Compensation.")

        (8) Includes 11,500 shares of Common Stock owned of record; 4,000 shares of Common Stock which Ms. Holland has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to her under the 1996 Stock Option Plan for Directors of the Company; and 15,000 shares of Common Stock which Ms. Holland has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to her under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and
Compensation.")

        (9) Includes 18,250 shares of Common Stock owned of record; 35,000 shares of Common Stock held by Dallas Fire Insurance
Company, which is a wholly-owned subsidiary of a corporation in which Mr. Milam has a 50% ownership interest; 8,000 shares of Common Stock which Mr. Milam has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company; and 15,000 shares of Common Stock which Mr. Milam has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified
Stock Option Plan for Non-Employee Directors of the Company.
(See "BOARD OF DIRECTORS: Directors' Fees and Compensation.")

        (10) Includes 31,750 shares of Common Stock owned of record; 4,000 shares of Common Stock which Mr. Morris has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company; and 15,000 shares of Common Stock which Mr. Morris has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS: Directors' Fees and
Compensation.")

        (11) Includes 108,600 shares of Common Stock owned of record; 55,000 shares of Common Stock held by a trust for which Mr. Turner serves as trustee; 8,000 shares of Common Stock which Mr. Turner has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1996 Stock Option Plan for Directors of the Company; and 15,000 shares of Common Stock which Mr. Turner has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company. (See "BOARD OF DIRECTORS:
Directors' Fees and Compensation.")

        (12) Includes 30,000 shares of Common Stock of the Company currently exercisable pursuant to the Company's 1996 Stock Option
Plan for Directors and 75,000 shares of Common Stock of the Company currently exercisable pursuant to the Company's 1997 Non-
Qualified Stock Option Plan for Non-Employee Directors.

By Others

        The following table sets forth certain information with respect to stockholders of the Company who were known to be beneficial owners of more than five percent (5%) of the issued and outstanding shares of the Common Stock of the Company as of May 1, 2000:

______________________________________________________________________________
                                             Amount and Nature
        Name and Address                     of Beneficial         Percent
        of Beneficial Owner                  Ownership(1)          of Class(2)
------------------------------------------------------------------------------
     Carlson Capital, L.P.                   519,300 shares        8.81%
     301 Commerce Street, Suite 3300
     Fort Worth, Texas  76102

     Pine Capital Management, Incorporated   536,672 shares(3)     9.10%
     353 Sacramento Street, 10th Floor
     San Francisco, California  94111
------------------------------

        (1) Based on information furnished by the entities named and, except as otherwise indicated below, each entity has sole voting and dispositive power with respect to all shares of Common
Stock owned by such entity.

        (2) Based on 5,895,235 shares of Common Stock issued and outstanding at May 1, 2000, as adjusted for shares convertible or exercisable within sixty (60) days which are deemed outstanding for a specific stockholder pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

        (3) Pine Capital Management, Incorporated has shared dispositive power with its clients, none of which own over five percent (5%) of the issued and outstanding shares of the Company, and no voting power with respect to these shares.

Compliance With Section 16(a)

	Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than ten percent (10%) of the Common Stock to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange ("AMEX") (until April 3, 2000, on which date the Company's Common Stock was delisted from trading on AMEX) initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC.

	Based solely on the Company's review of the copies of such forms it has received during the year, the Company believes that during the year ended December 31, 1999, all the Company's directors, executive officers and holders of more than ten percent (10%) of the Common Stock complied with all Section 16(a) filing requirements except for the late filing by Lloyd W. Butts and Charles M. Ireland of their initial reports on Form 3. To the best knowledge of management of the Company, during fiscal year 1999 no director, officer or ten percent (10%) beneficial owner of Common Stock of the Company failed to file with the SEC and AMEX any required reports on Form 3, 4 or 5 regarding transactions in securities of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning compensation paid or accrued by the Company and the Bank to or on behalf of each individual who served as the Company's Chairman of the Board and Chief Executive Officer during the Company's last fiscal year and the one other most highly compensated executive officer of the Company (determined as of the end of the last fiscal year) (hereinafter referred to as the "named executive officers") for the fiscal years ended December 31, 1999, 1998 and 1997:

                         SUMMARY COMPENSATION TABLE
                            Annual Compensation

__________________________________________________________________________________
                                                                      All Other
        Name and                                                    Compensation
   Principal Position           Year    Salary($)(1)    Bonus($)        ($)(2)
----------------------------------------------------------------------------------
Bobby W. Hackler                1999     $  14,073        $0          $ 130,038(4)
Chairman of the Board and       1998     $ 137,800        $0          $   2,500
Chief Executive Officer of      1997     $ 123,301        $0          $   2,318
the Company; Chairman of
the Board, Chief Executive
Officer and President of
the Bank (3)

C. Jack Bean                    1999     $  85,300        $0          $  22,693(6)
Chairman of the Board and       1998     $ 121,667        $0          $  30,700(7)
Chief Executive Officer of      1997     $ 157,200        $0          $   2,318
the Company; Chairman of
the Board of the Bank (5)

Robert L. Bintliff              1999     $  37,000        $0          $   1,988(9)
Vice Chairman, Chief
Executive Officer and Chief
Financial Officer of the
Company; Chief Executive
Officer and Chief Financial
Officer of the Bank (8)

Charles M. Ireland              1999     $  44,250        $20,000     $   3,000(11)
Chairman of the Board and
Chief Executive Officer of
the Company; President and
Chief Executive Officer of
the Bank (10)

Lloyd W. Butts                  1999     $ 109,150        $ 5,000     $  13,075(13)
President of the Company;
Vice Chairman of the
Bank (12)
-------------------------

        (1) Includes salary and directors' fees paid by the Bank, before any salary reduction for contributions to the Bank's
Savings Plan under Section 401(k) of the Internal Revenue Code of
1986, as amended (the "Code").

        (2) The amounts shown in this column consist of matching contributions under the Bank's Savings Plan under Section 401(k) of the Code, which was adopted by the Bank in 1993, unless other-wise indicated.

        (3) Mr. Hackler served as Vice Chairman and Chief Operating Officer of the Company and as Vice Chairman, President and Chief
Executive Officer of the Bank until August 1998, when he was elected to the positions indicated in the table upon Mr. Bean's retirement. Mr. Hackler resigned these positions in February
1999.

        (4) Includes $129,750 representing payment in full under the Executive Deferred Compensation Agreement between the Company and Mr. Hackler.

        (5) Mr. Bean served in these positions from 1988 to August 1998 and from February 1999 to September 1999.

        (6) Includes $19,287 paid as compensation and $3,406 paid as reimbursement of medical expenses to Mr. Bean under the Post
Retirement Services Agreement.

        (7) Includes $1,200 for a matching contribution under the Bank's Savings Plan under Section 401(k) of the Code and $29,500 representing the fair market value of an automobile gifted to Mr.
Bean by the Bank upon his retirement.

        (8) Mr. Bintliff became an employee of the Company in February 1999 and served in these positions from May 1999 to June
1999.

        (9) Represents $1,500 for an automobile allowance and $488 for club membership.

        (10) Mr. Ireland became an employee of the Company in July 1999 and was elected to these positions in September 1999.

        (11)    Represents $3,000 for an automobile allowance.

        (12) Mr. Butts became an employee of the Company in December 1994 and was elected to these positions in September 1999.

        (13)    Includes $10,650 for an automobile allowance.

Stock Option Plans

        Option Grants. The following table provides information on stock options granted in fiscal year 1999 to the named executive officers:

                        OPTION GRANTS IN FISCAL YEAR 1999(1)
----------------------------------------------------------------------------------
                                                                                 |      Potential
                                                                                 |  Realizable Value
                                                                                 |  at Assumed Annual
                                                                                 |   Rates of Stock
                                                                                 |  Price Appreciation
                                        Individual Grants                        |   for Option Term
-------------------------------------------------------------------------------------------------------
                        Number of       Percent                                  |
                        Securities      of Total                                 |
                        Underlying      Options        Exercise                  |
                         Options       Granted to      or Base                   |
                         Granted      Employees in      Price       Expiration   |
      Name                 (#)        Fiscal Year     ($/Sh)(2)        Date      | 5%($)(3)   10%($)(3)
------------------      ----------    ------------    ---------     ----------   | --------   ---------
                                                                                 |
Bobby W. Hackler              0             0           $0              n/a      |   n/a        n/a
C. Jack Bean              2,000(4)       0.30%          $2.125        01-04-09   | $ 2,673    $  6,773
                        100,000         14.77%          $1.3125       04-21-09   | $85,542    $209,179
Robert L. Bintliff      100,000         14.77%          $1.3125         n/a      |   n/a        n/a
Charles M. Ireland      100,000         14.77%          $1.1875       08-24-09   | $74,681    $189,257
Lloyd W. Butts           20,000          2.95%          $1.3125       04-21-09   | $16,508    $ 41,836

----------------------------

(1)	This table reflects incentive stock options covering
        200,000 shares of Common Stock granted on April 21, 1999 under the 1998 Incentive Stock Option Plan of Surety Capital Corporation (the "1998 Plan"), incentive stock options covering 100,000 shares of Common Stock granted on August 24, 1999 under the 1998 Plan, and options covering 2,000 shares of Common Stock granted on January 4, 1999 under the 1996 Stock Option Plan for Directors (the "1996 Plan") to the named executive officers.
        The 100,000 options granted to Mr. Bintliff terminated on June 24, 1999, the date of termination of Mr. Bintliff's employment with the Company and the Bank. Of the remaining options granted under the 1998 Plan, 100,000 vested on the date of grant and 100,000 will vest one-third one year from the date of grant, two-thirds two years from the date of grant, and one hundred percent (100%) three years from the date of grant. The options granted under the 1996 Plan vested in full one year from the date of grant. The options have been granted for a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(2)	Based on 100% of the fair market value of the shares
        underlying options on the date of grant.

(3)	The dollar amounts under these columns are the result
        of calculations of the potential realizable value under the 5% and 10% rates set by the Securities and Exchange Commission. The assumed appreciation rates of 5% and 10% (compounded annually on the $2.125, $1.3125 and $1.1875 market value at the date of grant) from the date of grant are not intended to forecast possible future appreciation, if any, of the Company's stock price. These amounts show potential realizable value of the options at the end of the ten year term.

(4)	These options were granted on January 4, 1999 under the
        1996 Plan for Directors when Mr. Bean was not employed by the Company or the Bank.

        Option Exercises and Holdings. The following table provides information with respect to the named executive officers concerning the exercise of incentive stock options during the last fiscal year and unexercised incentive stock options held as of the end of the last fiscal year under the Stock Option Plans:


                               AGGREGATED OPTION EXERCISES
                                   IN LAST FISCAL YEAR
                                AND FY-END OPTION VALUES

-----------------------------------------------
                                              |                      Value of
                                              |     Number of      Unexercised
                                              |    Unexercised     In-the-Money
                                              |    Options at       Options at
                                              |     FY-End(#)        FY-End($)
                                              |  --------------   ----------------
                       Shares          Value  |
                      Acquired        Realized|   Exercisable/     Exercisable/
      Name          on Exercise(#)     ($)(1) |   Unexercisable   Unexercisable(2)
-----------------   --------------    --------|  --------------   ----------------
                                              |
Bobby W. Hackler         0               $0   |   75,000/50,000        $0/$0
C. Jack Bean             0               $0   |        0/2,000         $0/$0
                                              |  100,000/0             $0/$0
                                              |   50,000/50,000        $0/$0
Robert L. Bintliff       0               $0   |        0/0             $0/$0
Charles M. Ireland       0               $0   |        0/100,000       $0/$0

--------------------------

(1)	No incentive stock options were exercised in 1999 by
        the named executive officers.

(2)	Market value of underlying securities as of the fiscal
        year end ($0.75), minus the exercise or base price. This price was in effect on November 8, 1999 when AMEX halted trading in the Company's Common Stock.

Termination of Employment and Change in Control Agreements

        The Company has entered into termination of employment and change in control agreements with certain of its executive officers, as more fully described below. While these agreements were not adopted to deter takeovers, they may have an incidental anti-takeover effect by making it more expensive for a bidder to acquire control of the Company.

        Change in Control Agreements. The Company and the Bank have entered into change in control agreements with the following executive officers of the Company and of the Bank: Charles M. Ireland, Lloyd W. Butts and John D. Blackmon. The change in control agreements provide for the payment under certain circumstances of benefits to these officers in the event of a change in control of the Company followed by the termination of employment of the officers. A "change in control" is deemed to have occurred if (i) any person becomes the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the Common Stock of the Company; or (ii) during any period of two (2) consecutive years during the term of the change in control agreements, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period; or (iii) a merger or consolidation occurs in which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock are converted into shares of the successor corporation or a holding company thereof representing fifty percent (50%) or less of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company's or Bank's assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company or the Bank.

        Under the change in control agreements, officers who, during the period commencing on the effective date of a change of control and ending two (2) years thereafter, are terminated by the Company for any reason other than for cause or who terminate their employment with the Company with good reason are entitled to receive a change in control payment at the time of such termination. The change in control payment payable under the change in control agreements may, at the election of the officers, be either in the form of a lump sum cash payment or in the form of Common Stock of the Company. The amount of the lump sum cash payment is equal to each officer's annual base salary rate as an employee of the Company and the Bank (but excluding all other compensation, such as bonuses and fringe benefits) in effect immediately before the effective date of the change in control. The stock payment consists of shares of Common Stock of the Company in an amount equal to the result obtained by dividing the cash payment the officer would otherwise be entitled to receive by the market value of the Common Stock on the effective date of the change in control.

        The change in control agreements continue in effect through December 1, 2000. On each successive December 1, the terms of the change in control agreements will be automatically extended for one (1) additional year, unless not later than by April 30 of such year the Company shall have given notice to the officers (on behalf of the Company and on behalf of the Bank) that it does not wish to extend such change in control agreements.

        Stock Option Plans. The Board has adopted the 1988, 1995 and 1998 Incentive Stock Option Plans of Surety Capital Corporation and the 1997 Non-Qualified Stock Option Plan for Officers and Key Employees of Surety Capital Corporation (the "Stock Option
Plans") for officers and/or key employees of the Company.  The
1988, 1995 and 1998 Stock Option Plans have been approved by the stockholders of the Company. The 1997 Stock Option Plan was adopted by the Board on January 2, 1997 and is not subject to stockholder approval. The purpose of the Stock Option Plans is to attract and retain capable employees and provide an incentive to such employees to remain in the employ of the Company.

        Options for the purchase of Common Stock under the Stock Option Plans may be granted to officers or key employees selected from time to time by the Compensation Committee of the Board.
The exercise price for any options granted pursuant to the Stock Option Plans must be at least equal to the fair market value of the Common Stock on the date the options are granted. Under the Stock Option Plans an aggregate of 1,200,000 shares of Common Stock of the Company were set aside for issuance pursuant to the exercise of options granted thereunder, of which 975,000 shares are subject to outstanding options and 67,158 shares remain available for grant. To exercise the options, grantees must pay the exercise price in cash or Common Stock, or any combination of cash and Common Stock. Options granted under the 1988, 1995 and 1998 Stock Option Plans are incentive stock options and options granted under the 1997 Stock Option Plan are non-qualified stock options.

        The Stock Option Plans contain certain "change in control" provisions designed to attract and retain valued employees of the Company and to ensure that such employees' performance is not undermined by the possibility, threat or occurrence of a change in control. The 1988 and 1995 Plans provide that in the event of a change in control of the Company (in the form of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation) any options granted under the plans become fully exercisable, notwithstanding any vesting schedule relating to such options to the contrary.
The 1997 and 1998 Plans provide for the acceleration of any applicable vesting schedule upon a "change in control," which definition not only includes the dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, but also the acquisition by a person or group of 20% or more of the combined voting power of the Company's capital stock or under certain circumstances a change in the constitution of the Board.

        Post Retirement Services Agreement. The Company and the Bank have entered into a post retirement services agreement with
C. Jack Bean in recognition of his activities as a founder of the Company and of his long tenure as the principal executive officer of the Company and the Bank. The purposes of the agreement are to provide Mr. Bean with compensation and benefits for certain consulting services Mr. Bean is providing to the Company and the Bank on a part-time basis after his retirement as a full-time employee of the Company on August 31, 1998. Upon Mr. Bean's retirement the Company (to the extent of 25% thereof) and the Bank (to the extent of 75% thereof) began making payments to Mr. Bean in the amount of $53,825 per year, in addition to providing certain other benefits, including health insurance coverage and reimbursement for certain expenses incurred in connection with his post retirement consulting services to the Company and the Bank.

        If the Company or the Bank defaults in the performance of any provisions of the agreement or the occurrence of a change in control of the Company, the Company (to the extent of 25% thereof) and the Bank (to the extent of 75% thereof) will pay Mr. Bean an accelerated payment calculated as follows: (1) the annual payment will be equal to the discounted present value of $53,825 per year for the number of years equal to eighty-five (85) minus Mr. Bean's age at the time of the default or change in control, and (2) the insurance coverage payment will be equal to the insurance cost times the number of years equal to eighty-five
(85) minus Mr. Bean's age at the time of the default or change in control. The discount interest rate for purposes of clause (a) in the preceding sentence will be five percent (5%) per year; the insurance cost for purposes of clause (b) in the preceding sentence will be the cost of the coverage and reimbursement provided in the immediately preceding twelve (12) calendar month period.

        A "change in control" for purposes of the agreement is deemed to occur if (1) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; (2) during any period of two consecutive years during the term of the agreement, individuals who at the beginning of such period constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3rds) of the directors then in office who were directors at the beginning of the period; (3) the Company sells or otherwise transfers more than fifty percent (50%) of the voting control of the Bank; or (4) there is a sale of substantially all of the assets of the Bank.

Compensation Committee Interlocks and Insider Participation

        The Company and the Bank currently have a joint Compensation Committee. The members of the Compensation Committee are William
B. Byrd, Cullen W. Turner, and Margaret E. Holland, who serves as chairman, none of whom are or have been employees of the Company or the Bank. Margaret E. Holland is a partner in the law firm of Holland, Johns & Schwartz, L.L.P. (formerly Tracy & Holland, L.L.P.). During 1999 the Company paid $119,046.50 for legal services to such firm.

Compensation Committee Report on Executive Compensation

        The named executive officers of the Company receive no salary or fees from the Company. All compensation paid to the named executive officers is paid by the Bank, and the Compensation Committee is responsible for determining these salaries. The Compensation Committee is also responsible for reviewing performance and awarding stock options to the executive officers and key employees of the Company.

        The Compensation Committee regularly monitors the performance of the executive officers through its review of the Bank's performance. The Compensation Committee establishes and approves executive compensation as part of its annual budgeting process. Base salaries for 1999 for the named executive officers were based upon a review of comparable positions in the banking industry. The Federal Reserve Bank's Eleventh District survey of salaries was the primary source used for such comparison. Also, individual performance of each named executive officer was considered in determining compensation. The Compensation Committee may also, in its discretion, award bonuses to executive officers based upon individual and corporate performance. Other than a signing bonus paid to Mr. Ireland in connection with his employment and a bonus paid to Mr. Butts for assuming additional responsibilities in connection with a promotion, the Compensation Committee voted to not award bonuses to the named executive officers for 1999. In connection with the employment of Messrs. Bintliff, Bean (who had previously retired) and Ireland, the Compensation Committee recommended stock option grants to each of such individuals (100,000 shares of Common Stock per grant).
(See "EXECUTIVE COMPENSATION AND OTHER INFORMATION: Stock Option Plans - Option Grants.")

	A significant portion of the Company's and the Bank's executive compensation is linked directly to individual and corporate performance. The Compensation Committee will continue to review all elements of executive compensation to ensure that the total compensation program, and each element thereof, meets the Company's objectives and philosophy.

                                        Compensation Committee of
                                     Surety Capital Corporation and
                                    Surety Bank, National Association

                                      Margaret E. Holland, Chairman
                                             William B. Byrd
                                             Cullen W. Turner

Performance Graph

	The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the MG Industry Group 415 - Regional-Southwest Banks Index, a bank stock index published by Media General Financial Services, Inc., and the American Stock Exchange Index, a broad market index published by the American Stock Exchange. The comparison for each of the periods assumes that $100 was invested on December 31, 1994 in each of the Common Stock of the Company, the stocks included in the MG Industry Group 415 - Regional-Southwest Banks Index, and the stocks included in the American Stock Exchange Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, THE MG INDUSTRY GROUP 415 -
                         REGIONAL-SOUTHWEST BANKS INDEX,
                     AND THE AMERICAN STOCK EXCHANGE INDEX


                         1994     1995     1996     1997     1998     1999
                        -------  -------  -------  -------  -------  -------
Company                 $100.00  $112.00  $130.00  $224.00  $ 64.00  $ 24.00
MG Industry Group 415   $100.00  $139.63  $175.54  $278.51  $245.03  $220.65
American Stock Exchange $100.00  $128.90  $136.01  $163.66  $161.44  $201.27


                             CERTAIN TRANSACTIONS

Certain Relationships and Related Transactions

        The Certificate of Incorporation of the Company limits the liability of directors to the full extent permitted by Delaware law. The Certificate of Incorporation also provides that the Company will indemnify directors and officers to the full extent provided by Delaware law.

	On January 18, 2000 the Company and the Bank entered into indemnification agreements with all members of the Board of Directors and one executive officer. The agreements provide that in consideration of each indemnitee's service as an officer or director after the date of the agreement, the Company or the Bank will hold harmless and indemnify the indemnitee to the full extent authorized or permitted by law if he or she is made a party to or a participant in certain proceedings by reason of his or her service as director, officer, employee or agent or fiduciary of the Company or the Bank or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Company or the Bank, as further specified in the agreements.

        From time to time, the Bank makes loans to officers, directors and principal stockholders (and their affiliates) of the Company or the Bank. All loans to such persons are made in the ordinary course of business; are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and do not involve more than the normal risk of collectibility or present other unfavorable features. Additionally, the Company extends loans to various insurance premium finance customers to finance premiums related to insurance policies underwritten by Dallas Fire Insurance Company. Michael L. Milam, a director of the Company, is president of Dallas Fire Insurance Company and, as such, derives indirect benefit from these financing transactions.

        During 1999 the Company paid $119,046.50 for legal services to Holland, Johns & Schwartz, L.L.P. (formerly Tracy & Holland,
L.L.P.), a law firm in which Margaret E. Holland is a partner.
Ms. Holland is a director of the Company.

        On October 29, 1999 the Company sold $60,000 in aggregate principal amount of redeemable convertible promissory notes (the "Notes") to certain officers and directors of the Company. The Notes were issued subject to redemption by the Company and convertible into shares of Common Stock of the Company at an initial conversion price of $0.50 per share. The proceeds from the sale of the Notes were used by the Company to pay in part the September 30, 1999 interest payment on the 9% Convertible Subordinated Notes Due 2008. In addition, for each $1,000 of principal amount of Notes the holder received a warrant entitling the holder to purchase 250 shares of Common Stock at $0.01 per share (the "Warrants"). All Notes were converted and all Warrants were exercised on November 1, 1999.

                      PROPOSALS FOR NEXT ANNUAL MEETING

        Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2001 annual meeting of stockholders of the Company must be submitted in accordance with the rules of the SEC and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on February 10, 2001.

                                    GENERAL

        The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. Costs of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers and employees of the Company. Arrangements have also been made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of soliciting materials to the beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

        All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent (5%) of the Common Stock is based upon information contained in reports filed by such owner with the SEC.

        The Annual Report to stockholders of the Company for the fiscal year ended December 31, 1999, which includes financial statements, accompanying this Proxy Statement, does not form any part of the material for the solicitation of proxies.

	A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) TO ANY PERSON TO WHOM A PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. ANY PERSON DESIRING A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, OR THE EXHIBITS THERETO, SHOULD ADDRESS HIS REQUEST TO MR. JOHN D. BLACKMON, 1501 SUMMIT AVENUE, FORT WORTH, TEXAS 76102.

                                        By Order of the Board of Directors,

                                        /s/ Lloyd W. Butts
                                        ------------------
June 9, 2000                            Lloyd W. Butts, President

                         SURETY CAPITAL CORPORATION
     Proxy Solicited on Behalf of the Board of Directors of the Corporation
                      For Annual Meeting of Stockholders
                                July 12, 2000

	The undersigned hereby constitutes and appoints Charles M. Ireland and Lloyd W. Butts, and each of them, proxies with full power of substitution, to vote, as directed below, all the shares of common stock of Surety Capital Corporation (the "Corporation") held of record by the undersigned at the close of business on May 15, 2000, at the Annual Meeting of Stockholders to be held at Surety Bank, National Association, 1501 Summit Avenue, Fort
Worth, Texas 76102, at 4:00 p.m. on July 12, 2000, and at any adjournment or adjournments thereof.

	1.	ELECTION OF DIRECTORS - Nominees: Charles M. Ireland, Lloyd W.
Butts, Richard N. Abrams, William B. Byrd, Margaret E. Holland, Michael L. Milam, Garrett Morris, and Cullen W. Turner.

  MARK ONLY ONE BOX    ___ VOTE FOR all nominees listed above, except
        vote to be withheld from the following nominees, if any:

        --------------------------------------------------------

                       ___ VOTE TO BE WITHHELD from all nominees.

	2.	APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.
Proposal to approve the appointment of Fisk & Robinson, P.C. as independent public accountants of the Corporation for the fiscal year ending
December 31, 2000.   FOR ___ AGAINST ___ ABSTAIN ___

	3.	OTHER BUSINESS.  In their discretion upon such other
business as may properly come before the meeting, or any adjournment or adjournments thereof.
                     FOR ___ AGAINST ___ ABSTAIN ___

	This proxy when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR all the nominees listed above and FOR proposal 2, and, in the discretion of the persons named herein as proxies, upon such other business as may come before the meeting and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given and hereby confirms all that said attorneys and proxies, or any of them, or their substitutes may do by virtue hereof. In addition, receipt of the 1999 Annual Report, the Notice of Annual Meeting and the Proxy Statement of Surety Capital Corporation dated June 9, 2000 is hereby acknowledged.

SHARES OF COMMON STOCK:  _____________        DATED  ________________, 2000

                                              _____________________________

                                              _____________________________
                                               Signature of Shareholder(s)

                                              _____________________________
                                                      Street Address

Please date this proxy and sign your          _____________________________
name exactly as it appears hereon, and        City        State    Zip Code
mail today.  When signing on behalf of
a corporation, partnership, estate,
trust, or the like, indicate title of
persons signing.  For joint accounts,
each joint owner should sign.

NOTE:
I ___ WILL ___ WILL NOT ATTEND THE STOCKHOLDERS' MEETING ON JULY 12, 2000.